SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         March 22, 2000
                         Date of Report
               (Date of Earliest Event Reported)

                     WORLD INTERNETWORKS, INC.
      (Exact Name of Registrant as Specified in its Charter)

          Nevada                033-05844-NY               87-0575839
   (State or other juris-    (Commission File No.)       (IRS Employer
  diction or incorporation)                            Identification No.)


                  418 South Commerce Road Suite #422
                           Orem, Utah 84058
               (Address of Principal Executive Offices)

                             (801) 434-7517
                     Registrant's Telephone Number

Item 5.   Other Events.

          The Registrant completed a private offering (the "Offering")of 1,250,000 units (the "Units") on March 22, 2000, at a price of $0.40 per share, for gross proceeds of $500,000. Each of the Units was comprised of
(i)one share of common stock and (ii) and one warrant (the "Warrant") granting the holder the right to purchase an additional share of common stock at an exercise price of $2.00 per share, expiring two years from the completion of the Offering. The Warrants have demand "registration rights" and are callable at $0.01 per share on 30 days written notice. The Registrant is currently preparing an SB-2 Registration Statement for filing with the Securities and Exchange covering the common stock offered and those shares of common stock underlying the warrants, and certain other "restricted securities" issued by the Registrant.

Item 6.   Resignations of Registrant's Directors.

          Phillip M. Ray resigned as the Secretary/Treasurer of the Registrant, effective March, 2000.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

         (i)  Not Applicable.

         (ii) Not Applicable.

Exhibits.                          Exhibit No.
---------                          -----------

News Release Dated March 39, 2000            99

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WORLD INTERNETWORKS, INC.

Date: April 3, 2000         By:/s/Steven K. Hansen
                               -----------------------------

                                 Steven K. Hansen
                                    CEO, President and
                                 Chairman